Exhibit 99.1

Faraday Future Continues to Strengthen Its Balance Sheet and Reduce Liability, Increasing Stockholders’ Equity by Approx. $20 Million; FF’s EAI Robot Cumulative yearly Sales and Shipments Have Reached 552 Units With Positive Product Gross Margin

●	Following the close of the second quarter, the Company believes it has regained compliance with the Equity Standard as of July 31, 2026, and has maintained compliance through the date of its latest Current Financial Report.

●	Nasdaq will continue to monitor the Company’s ongoing compliance as FF continues to make efforts to strengthen its balance sheet and reduce liability, including taking further steps forward in the Company’s debt-reduction and capital-structure optimization.

●	FF’s cumulative sales and shipments have reached 552 units by August end and continue to grow.

Los Angeles, CA (Sept. 17, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today issued an update regarding its compliance status with the Nasdaq Capital Market’s continued listing requirements. Following the close of the second quarter, the Company believes it has regained compliance with the Equity Standard as of July 31, 2026, and has maintained compliance through the date of its latest Current Financial Report.

During July and August 2026, FF continued to strengthen its balance sheet through targeted liability reduction initiatives. The Company reduced notes payable by approximately $10.0 million based on a preliminary fair valuation of the instrument as of June 30, 2026, and lowered its derivative call option liability by approximately $5.8 million. In addition, accounts payable and accrued liabilities decreased by approximately $15.3 million, primarily driven by a $13.5 million reduction in employee-related liabilities and a $2.5 million cleanup of legacy vendor accounts payable, partially offset by new vendor payables accrued during the period.

While operating losses, asset depreciation, fair valuation of financial instruments, legal contingency assessments and other ordinary-course expenses are expected to impact net equity value during the quarter, these balance sheet improvements reflect the Company’s ongoing efforts to enhance its financial position and streamline legacy obligations. Final financial results for the third quarter of 2026 remain subject to auditor review and will be disclosed in the Company’s Form 10-Q for Q3 2026, to be filed in accordance with applicable reporting requirements.

Since deliveries began in February, FF’s EAI robot cumulative sales and shipments reached 552 units by August end, with positive product gross margin. These results give the Company stronger momentum as it works to win its Q3 Robotics Practical Deployment Campaign and push toward FF’s full-year target of 2,000 units. At the same time, this is accelerating Company growth and the evolutionary flywheel of the Company’s ‘Four-Core Full-Stack AI’ ecosystem.

As previously reported in the Company’s Form 8-K filed on August 13, 2026, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, Faraday Future’s Total Stockholders’ Equity was $1.412 million as of June 30, 2026. This fell below the $2.5 million minimum requirement outlined in Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”).

Nasdaq will continue to monitor the Company’s ongoing compliance while FF remains committed to maintaining its listing status and executing its long-term strategic growth plan and will continue to advance all efforts in accordance with its stated commitments and maintain transparent disclosure to the market.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a “Four-Core Full-Stack AI” ecosystem of EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions and EAI Data Factory, FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026; the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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